                                                                  EXHIBIT 10.101

                                                                  EXECUTION COPY

                                 $2,010,000,000

                            364-DAY CREDIT AGREEMENT

                                   dated as of

                                  May 12, 2004

                                      among

                          COUNTRYWIDE HOME LOANS, INC.,

                       COUNTRYWIDE FINANCIAL CORPORATION,

                              JPMORGAN CHASE BANK,
                        as Managing Administrative Agent,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                               CITICORP USA, INC.,
                              as Syndication Agent,

                             ABN AMRO BANK N.V. and
                         DEUTSCHE BANK SECURITIES INC.,
                            as Documentation Agents,

                                       and

                            The Lenders Party Hereto

         J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC,
                     as Joint Bookrunners and Lead Arrangers

                                TABLE OF CONTENTS

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                                                                                   PAGE
                                                                                   ----
                                    ARTICLE I

                                   Definitions

SECTION 1.01. Defined Terms.....................................................     1
SECTION 1.02. Classification of Loans and Borrowings............................    16
SECTION 1.03. Terms Generally...................................................    16
SECTION 1.04. Accounting Terms; GAAP............................................    16

                                   ARTICLE II

                                   The Credits

SECTION 2.01. Commitments; Increases in Revolving Facility......................    17
SECTION 2.02. Loans and Borrowings..............................................    17
SECTION 2.03. Requests for Revolving Borrowings.................................    18
SECTION 2.04. Competitive Bid Procedure.........................................    19
SECTION 2.05. Swingline Loans...................................................    20
SECTION 2.06. Funding of Borrowings.............................................    22
SECTION 2.07. Interest Elections................................................    22
SECTION 2.08. Termination and Reduction of Commitments..........................    23
SECTION 2.09. Repayment of Loans; Evidence of Debt..............................    24
SECTION 2.10. Prepayment of Loans...............................................    25
SECTION 2.11. Fees..............................................................    25
SECTION 2.12. Interest..........................................................    26
SECTION 2.13. Alternate Rate of Interest........................................    27
SECTION 2.14. Increased Costs...................................................    28
SECTION 2.15. Break Funding Payments............................................    29
SECTION 2.16. Taxes.............................................................    29
SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.......    30
SECTION 2.18. Mitigation Obligations; Replacement of Lenders....................    31
SECTION 2.19. Extension of Commitment Termination Date..........................    32

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers..............................................    33
SECTION 3.02. Authorization; Enforceability.....................................    33
SECTION 3.03. Governmental Approvals; No Conflicts..............................    34
SECTION 3.04. Financial Condition; No Material Adverse Change...................    34
SECTION 3.05. Properties........................................................    34

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
SECTION 3.06. Litigation and Environmental Matters..............................    34
SECTION 3.07. Compliance with Laws and Agreements...............................    35
SECTION 3.08. Investment and Holding Company Status.............................    35
SECTION 3.09. Taxes.............................................................    35
SECTION 3.10. ERISA.............................................................    35
SECTION 3.11. Disclosure........................................................    35
SECTION 3.12. Federal Regulations...............................................    36
SECTION 3.13. Subsidiaries......................................................    36

                                   ARTICLE IV

                                   Conditions

SECTION 4.01. Effective Date....................................................    36
SECTION 4.02. Each Credit Event.................................................    37

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01. Financial Statements; Ratings Change and Other Information........    37
SECTION 5.02. Notices of Material Events........................................    39
SECTION 5.03. Existence; Conduct of Business....................................    40
SECTION 5.04. Payment of Obligations............................................    40
SECTION 5.05. Maintenance of Properties; Insurance..............................    40
SECTION 5.06. Hedging Program...................................................    40
SECTION 5.07. Books and Records; Inspection Rights..............................    40
SECTION 5.08. Compliance with Laws and Contractual Obligations..................    40
SECTION 5.09. Environmental Laws................................................    40
SECTION 5.10. Use of Proceeds...................................................    41
SECTION 5.11. Compliance with Regulatory Requirements...........................    41

                                   ARTICLE VI

                        Financial and Negative Covenants

SECTION 6.01. Financial Condition Covenants.....................................    41
SECTION 6.02. Liens.............................................................    41
SECTION 6.03. Fundamental Changes...............................................    42
SECTION 6.04. Acquisitions......................................................    42
SECTION 6.05. Restricted Payments...............................................    42
SECTION 6.06. Indebtedness......................................................    42

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                                    Guarantee

SECTION 8.01. Guarantee.........................................................    45
SECTION 8.02. No Subrogation....................................................    46
SECTION 8.03. Amendments, etc. with respect to the Borrower Obligations.........    46
SECTION 8.04. Guarantee Absolute and Unconditional..............................    46
SECTION 8.05. Reinstatement.....................................................    47
SECTION 8.06. Payments..........................................................    47
SECTION 8.07. Independent Obligations...........................................    47

                                   ARTICLE IX

                                   The Agents

SECTION 9.01. Appointment.......................................................    47
SECTION 9.02. Delegation of Duties..............................................    48
SECTION 9.03. Exculpatory Provisions............................................    48
SECTION 9.04. Reliance by Managing Administrative Agent.........................    48
SECTION 9.05. Notice of Default.................................................    49
SECTION 9.06. Non-Reliance on Agents and Other Lenders..........................    49
SECTION 9.07. Indemnification...................................................    49
SECTION 9.08. Agent in Its Individual Capacity..................................    50
SECTION 9.09. Successor Managing Administrative Agent...........................    50
SECTION 9.10. Documentation Agent, Syndication Agent and Administrative Agent...    50

                                    ARTICLE X

                                  Miscellaneous

SECTION 10.01. Notices..........................................................    50
SECTION 10.02. Waivers; Amendments..............................................    51
SECTION 10.03. Expenses; Indemnity; Damage Waiver...............................    52
SECTION 10.04. Successors and Assigns...........................................    53
SECTION 10.05. Survival.........................................................    55
SECTION 10.06. Counterparts; Integration; Effectiveness.........................    55
SECTION 10.07. Severability.....................................................    56
SECTION 10.08. Right of Setoff..................................................    56
SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process.......    56
SECTION 10.10. WAIVER OF JURY TRIAL.............................................    57
SECTION 10.11. Headings.........................................................    57
SECTION 10.12. Confidentiality..................................................    57
SECTION 10.13. USA PATRIOT Act..................................................    57

SCHEDULES:

Schedule 2.01 - Commitments

Schedule 2.05 - Swingline Commitments

Schedule 3.06 - Disclosed Matters

Schedule 3.13 - Material Subsidiaries

Schedule 6.02 - Existing Liens

EXHIBITS:

Exhibit A - Form of Closing Certificate

Exhibit B - Form of Assignment and Assumption

Exhibit C - Form of Opinion of Borrower's Counsel

Exhibit D - Form of New Lender Supplement

Exhibit E - Form of Increased Facility Activation Notice

            364-DAY CREDIT AGREEMENT dated as of May 12, 2004, among COUNTRYWIDE HOME LOANS, INC., COUNTRYWIDE FINANCIAL CORPORATION, ABN AMRO BANK N.V. and DEUTSCHE BANK SECURITIES INC., as Documentation Agents, CITICORP USA, INC., as Syndication Agent, the LENDERS party hereto, BANK OF AMERICA, N.A., as Administrative Agent, and JPMORGAN CHASE BANK, as Managing Administrative Agent.

            WHEREAS, the Borrower has requested $2,010,000,000 in a senior unsecured revolving credit facility from the Lenders for general corporate purposes; and

            WHEREAS, the Lenders are willing to provide the requested senior unsecured revolving credit facility on the terms and conditions set forth herein;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Managing Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agents" means the Documentation Agents, the Syndication Agent, the Administrative Agent and the Managing Administrative Agent.

            "Aggregate Available Commitment" means, at any time, the excess, if any of (a) the Aggregate Commitment over (b) the aggregate principal amount of all Loans then outstanding.

            "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments.

            "Aggregate Deficit Amount" means, for any Person, at any time, the excess of (i) the aggregate amount of payment obligations for which such Person is then liable under its Hedge and Repo Transactions with one or more counterparties over (ii) the then aggregate value of the collateral then securing all such payment obligations.

            "Aggregate Exposure" means, with respect to any Lender at any time, the amount of such Lender's Commitment then in effect or, if the Commitments have been terminated, the amount of such Lender's Credit Exposure then outstanding.

            "Aggregate Exposure Percentage" means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

            "Agreement" means this 364-Day Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Alternate Base Rate Loans" means Revolving Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

            "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

            "Applicable Rate" means, for any day, with respect to any Federal Funds Rate Loan or Eurodollar Revolving Loan, or with respect to the facility fees and utilization fees payable hereunder, as the case may be, the applicable rate per annum set forth below (expressed in basis points) under the caption "Federal Funds Rate Spread", "Eurodollar Spread", "Facility Fee Rate" or "Utilization Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

                                                                          Utilization
                                                                           Fee Rate
                                                                        (Total Usage of  Utilization Fee Rate
                         Federal Funds   Eurodollar     Facility Fee    > or =33.3% but     (Total Usage of
 Index Debt Ratings       Rate Spread      Spread           Rate           < 66.7%)          > or =66.7%)
-------------------      -------------   ----------     ------------    ---------------  ---------------------
 = or > A1 from Moody's      23.0           23.0            7.0               7.5                15.0
 = or > A+ from S&P

  A2 from Moody's            27.0           27.0            8.0               7.5                15.0
   or A from S&P

  A3 from Moody's            31.0           31.0            9.0              10.0                20.0
   or A- from S&P

 Baa1 from Moody's           40.0           40.0            10.0             12.5                25.0
  or BBB+ from S&P

 Baa2 from Moody's           60.0           60.0            15.0             12.5                25.0
  or BBB from S&P

< Baa2 from Moody's          80.0           80.0            20.0             12.5                25.0
 and < BBB from S&P
     or unrated

For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in clause (iii) of this definition), then the rating assigned by the other rating agency shall be used; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different rating levels, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more rating levels lower than the other, in which case the Applicable Rate shall be determined by reference to the rating level next below that of the higher of the two ratings;
(iii) if either Moody's or S&P shall cease to assign a rating to the Index Debt solely because the Borrower elects not to participate or otherwise cooperate in the ratings process of such rating agency, the Applicable Rate shall not be less than that in effect immediately prior to such rating agency's rating becoming unavailable; (iv) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Managing Administrative Agent and the Lenders pursuant to
Section 5.02 or otherwise; and (v) the Eurodollar Spread for each Ratings Level above shall be increased by 0.125% if the Term-Out Maturity Date has been selected for the period after the Commitment Termination Date. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Managing Administrative Agent, in the form of Exhibit B or any other form approved by the Managing Administrative Agent.

            "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date the Commitments are terminated as provided herein.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means CHL as a borrower hereunder, and, from and after such time as CFC satisfies the CFC Ratings Conditions, CFC, as a borrower hereunder, and after such time, the "Borrower" refers as appropriate to CHL, CFC or both.

            "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) a Swingline Loan.

            "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CFC" means Countrywide Financial Corporation, a Delaware corporation.

            "CFC Ratings Conditions" means the receipt by CFC of an issuer rating with respect to its senior unsecured financial obligations and contracts of at least A3 from Moody's and A from S&P, in each case with a stable or better outlook.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Change of Control" means, at any time, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding voting stock of CFC or (ii) the board of directors of CFC shall cease to consist of a majority of Continuing Directors.

            "CHL" means Countrywide Home Loans, Inc., a New York corporation.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans or Swingline Loans.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 10.04. The initial amount of each Lender's Commitment is set forth on
Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $2,010,000,000.

            "Commitment Termination Date" means May 11, 2005.

            "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

            "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

            "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

            "Competitive Loan" means a Loan made pursuant to Section 2.04.

            "Consolidated Net Worth" means, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of a Person and its subsidiaries under stockholders' equity at such date.

            "Continuing Directors" means the directors of CFC on the date hereof and each other director, if, in each case, such other director's nomination for election to the board of directors of CFC is recommended by at least 51% of the then Continuing Directors.

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans (including Loans for which the Term-Out Maturity Date has been selected by the Borrower) and its Swingline Exposure at such time.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

            "dollars" or "$" refers to lawful money of the United States of America.

            "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 10.02), which date is May 12, 2004.

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any

Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

            "Eurodollar Tranche" is the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Excluded Taxes" means, with respect to the Managing Administrative Agent, the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder,
(a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

            "Existing Credit Agreement" means the Revolving Credit Agreement, dated as of December 17, 2001, among the Borrower, Bank of America, N.A., as managing administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, as administrative agents, The Bank of New York, as documentation agent, Bank One, NA and Deutsche Bank AG, as co-syndication agents and certain lenders named therein, as amended, supplemented or otherwise modified from time to time.

            "Extending Lender" has the meaning assigned to such term in Section 2.19.

            "Extension Notice" has the meaning assigned to such term in Section 2.19.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Managing Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Federal Funds Rate" means (i) for the first day of a Federal Funds Rate Loan, the rate per annum which is the average of the rates on the offered side of the Federal Funds market quoted by three interbank Federal Funds brokers, selected by the Managing Administrative Agent, at approximately the time the Borrower requests such Loan, and (ii) for each day of such Federal Funds Rate Loan thereafter, the rate per annum which is the average of the rates on the offered side of the Federal Funds market quoted by three interbank Federal Funds brokers, selected by the Managing Administrative Agent, at approximately 3:00 p.m., New York City time, on such day for Dollar deposits in immediately available funds.

            "Federal Funds Rate Loan" means Revolving Loans the rate of interest applicable to which is based upon the Federal Funds Rate and designated as a Federal Funds Rate Loan pursuant to Section 2.03 or 2.07.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

            "Five-Year Credit Agreement" means the Five-Year Credit Agreement, dated as of the date hereof, among CHL, CFC, ABN AMRO Bank N.V. and Deutsche Bank Securities Inc., as documentation agents, Citicorp USA, Inc., as syndication agent, the lenders party thereto, Bank of America, N.A., as administrative agent, and JPMorgan Chase Bank, as managing administrative agent, as amended, supplemented or otherwise modified from time to time.

            "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making or proposing to make such Competitive Loan in its related Competitive Bid.

            "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "Guarantor" has the meaning assigned to such term in Section 8.01.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedge and Repo Transaction" means a transaction consisting of or arising under one or more of the following: (a) swaps, options, caps, collars, floors and swaptions, including, without limitation, rate swaps, basis swaps, commodity swaps, equity or equity index swaps, interest rate options, foreign exchange transactions, forward rate agreements, rate guarantee agreements, currency swaps, credit default swaps, total rate of return swaps, spread options, and contracts for differences (including any options with respect to any of the transactions referred to in this clause (a)); (b) repurchase agreements, reverse purchase agreements, sell buy backs and buy sell back agreements (each of the foregoing including in respect of mortgage loans), securities lending and borrowing agreements, other agreements for the purchase, sale or loan of securities, group or index securities (including any interest therein or based on the value thereof), certificates of deposit or bankers' acceptances (including any option with respect to any of the transactions referred to in this clause (b)); (c) options of any type, whether with respect to fixed-income securities or interest rates, and whether included on a national securities exchange, privately negotiated or otherwise relating to guaranties of settlements of cash or securities by or to securities clearing agencies; (d) prepaid equity forwards and commodity options or forwards; (e) any other transactions similar to those referred to in clause (a), (b), (c) or (d) above entered into in the ordinary course of business of CFC or any subsidiary or to the extent entered into solely by two or more of CFC and its subsidiaries; (f) any combination of two or more transactions referred to in clause (a), (b), (c),
(d) or (e) above; and (g) any agreement or master agreement (including the supplements thereto and confirmations thereunder and the terms and conditions incorporated by reference in any and all of the foregoing) for transactions referred to in clause (a), (b), (c), (d) or (e) above.

            "Hedging Program" means a program for hedging interest rate risks by CFC and its subsidiaries, which program shall include, without limitation, Hedge and Repo Transactions.

            "Increased Facility Activation Date" means any Business Day on which any Lender shall execute and deliver to the Managing Administrative Agent an Increased Facility Activation Notice pursuant to Section 2.01(b).

            "Increased Facility Activation Notice" means a notice substantially in the form of Exhibit E.

            "Increased Facility Closing Date" means any Business Day designated as such in an Increased Facility Activation Notice.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid,
(d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. "Indebtedness" shall not include obligations under customary indemnification provisions in agreements relating to the sale or purchase of assets or property.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any Person other than CFC or CHL, as applicable, or subject to any other credit enhancement.

            "Information Memorandum" means the Confidential Information Memorandum dated April 2004 relating to the Borrower and the Transactions.

            "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

            "Interest Payment Date" means (a) with respect to any Federal Funds Rate Loan (other than a Swingline Loan), the last day of each calendar month,
(b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than one month's duration, each day prior to the last day of such Interest Period that occurs at intervals of one month's duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

            "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 180 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) any Interest Period that would otherwise end after the Commitment Termination Date (or, in the case of Revolving Loans, if applicable, the Term-Out Maturity Date) shall end on the Commitment Termination Date or the Term-Out Maturity Date, as the case may be. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or New Lender Supplement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lenders.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Managing Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Managing Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" means this Agreement and the Notes, if any.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "Managing Administrative Agent" means JPMorgan Chase Bank, in its capacity as managing administrative agent.

            "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of CFC, CHL and their Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Managing Administrative Agent or the Lenders hereunder or thereunder.

            "Material Indebtedness" means (i) Indebtedness outstanding under the Five-Year Credit Agreement, (ii) Indebtedness outstanding under the RBC Credit Agreement and (iii) any other Indebtedness (other than the Loans), or obligations in respect of one or more Hedge and Repo Transactions, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000,000.

            "Material Subsidiary" means, at any time, each Subsidiary which (i) is set forth in Schedule 3.13 under the heading "Permanent Material Subsidiaries", (ii) individually had revenue in the then most recently ended fiscal year of CFC comprising 5% or more of the consolidated revenue of CFC and its Subsidiaries for such fiscal year or (iii) is designated a Material Subsidiary by the Borrower in Schedule 3.13 under the heading "Designated Material Subsidiaries" (as such list of Designated Material Subsidiaries may be supplemented or modified from time to time after the Effective Date upon written notice to the Managing Administrative Agent and the Lenders). In no event shall the aggregate revenue of Subsidiaries of CFC which are not deemed or designated Material Subsidiaries in accordance with the preceding sentence for the then most recently ended fiscal year equal or exceed 20% of the consolidated revenue of CFC and its Subsidiaries for such fiscal year.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "New Lender" has the meaning set forth in Section 2.01(b).

            "New Lender Supplement" has the meaning set forth in Section
2.01(b).

            "Non-Extending Lender" has the meaning assigned to such term in
Section 2.19.

            "Notes": the collective reference to any promissory note evidencing Loans.

            "Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Agents or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Agents or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

            "OCC" means the Office of the Comptroller of the Currency of the United States of America or any successor federal bank regulatory authority.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

            "Participant" has the meaning set forth in Section 10.04.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; provided that such liens shall not secure any judgments of more than $100,000,000 in the aggregate for more than 60 days;

            (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

            (g) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.03; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (h) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
      (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be,
      (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

            (i) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "RBC Credit Agreement" means the 364-Day Credit Agreement, dated as of May 12, 2004, among CHL, CFC, Lloyds TSB Bank Plc and Commerzbank AG, New York Branch, as documentation agents, BNP Paribas, as syndication agent, the lenders party thereto, Barclays Bank Plc, as administrative agent, and Royal Bank of Canada, as managing administrative agent, as amended, supplemented or otherwise modified from time to time.

            "Register" has the meaning set forth in Section 10.04.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Credit Exposures in determining the Required Lenders.

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

            "Revolving Loan" means a Loan made pursuant to Section 2.03.

            "S&P" means Standard & Poor's.

            "SEC" means the Securities and Exchange Commissions, any successor thereto and any analogous Governmental Authority.

            "Specified MSR Liens" means (i) Liens on mortgage servicing rights securing secured lines of credit for, warehouse financings of, or repurchase transactions involving, the whole mortgage loans to which such mortgage servicing rights relate and (ii) Liens on mortgage servicing rights following sales or securitizations of the mortgage loans to which such mortgage servicing rights relate where such Liens are intended to benefit the investors in the event such sales or securitizations are not "true sale" transactions.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Managing Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context requires otherwise, "Subsidiary" shall refer to any subsidiary of CFC.

            "Swingline Commitment" means, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans. The initial amount of each Swingline Lender's Swingline Commitment is set forth in Schedule 2.05.

            "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

            "Swingline Lender" means each Lender having a Swingline Commitment set forth in Schedule 2.05 (as such Schedule may be amended and supplemented from time to time upon the consent of the Borrower and the applicable Lender and notice to the Managing Administrative Agent), in its capacity as a lender of Swingline Loans hereunder.

            "Swingline Loan" means a Loan made pursuant to Section 2.05.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Term-Out Maturity Date" means, if so selected by the Borrower pursuant to Section 2.09(a), May 11, 2006.

            "Total Usage" has the meaning assigned to such term in Section 2.11(b).

            "Transactions" means the execution, delivery and performance by CFC and CHL of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof by the Borrower.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Federal Funds Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Managing Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Managing Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments; Increases in Revolving Facility. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Credit Exposure exceeding such Lender's Commitment or (ii) the sum of the total Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

            (b) The Borrower and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall make, obtain or increase the amount of their Commitments by executing and delivering to the Managing Administrative Agent an Increased Facility Activation Notice specifying (i) the amount of such increase and (ii) the applicable Increased Facility Closing Date. Notwithstanding the foregoing, without the consent of the Required Lenders, (x) in no event shall the aggregate amount of the Commitments exceed $2,400,000,000,
(y) each increase effected pursuant to this paragraph shall be in a minimum amount of at least $50,000,000 and (z) no more than three Increased Facility Closing Dates may be selected by the Borrower after the Effective Date. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion. Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Managing Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with any transaction described in this Section 2.01(b) shall execute a New Lender Supplement (each, a "New Lender Supplement"), substantially in the form of Exhibit D, whereupon such bank, financial institution or other entity (a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

            SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Subject to Section 2.07(c)(iii) and Section 2.13, each Revolving Borrowing shall be comprised entirely of Federal Funds Rate Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Subject to Section 2.13, each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Subject to Section 2.12(d), each Swingline Loan shall bear interest in a manner and for a period to be agreed upon by the Borrower and the applicable Swingline Lender, provided that in the event the Borrower requests a Swingline Loan and does not agree upon a period and interest rate with the applicable Swingline Lender with respect thereto, such Swingline Loan shall be a Federal Funds Rate Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $25,000,000 and not less than $25,000,000. At the time that each Federal Funds Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $25,000,000 and not less than $25,000,000; provided that a Federal Funds Rate Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $25,000,000 and not less than $25,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Revolving Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Commitment Termination Date (if such Interest Period commences prior to the Commitment Termination Date) or the Term-Out Maturity Date (if such Interest Period commences on or after the Commitment Termination Date).

            SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Managing Administrative Agent of such request by telephone (a) in the case of a Eurodollar Revolving Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Federal Funds Rate Revolving Borrowing, not later than 2:00 p.m., New York City time, on the date of the proposed Borrowing. The Borrower may request that more than one Revolving Borrowing be made on the same day. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Managing Administrative Agent of a written Borrowing Request in a form approved by the Managing Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i)   the aggregate amount of the requested Borrowing;

            (ii)  the date of such Borrowing, which shall be a Business Day;

            (iii) whether such Borrowing is to be a Federal Funds Rate Revolving
                  Borrowing or a Eurodollar Revolving Borrowing;

            (iv) in the case of a Eurodollar Revolving Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Federal Funds Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an

Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Managing Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Managing Administrative Agent of such request by telephone, in the case of a Eurodollar Competitive Borrowing, not later than 12:00 noon, New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Managing Administrative Agent of a written Competitive Bid Request in a form approved by the Managing Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

            (i)   the aggregate amount of the requested Borrowing;

            (ii)  the date of such Borrowing, which shall be a Business Day;

            (iii) whether such Borrowing is to be a Eurodollar Competitive
                  Borrowing or a Fixed Rate Borrowing;

            (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Managing Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

            (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Managing Administrative Agent and must be received by the Managing Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Managing Administrative Agent may be rejected by the Managing Administrative Agent, and the Managing Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which

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

shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the applicable Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the applicable Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

            (c) The Managing Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

            (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Managing Administrative Agent by telephone, confirmed by telecopy in a form approved by the Managing Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $5,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

            (e) The Managing Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

            (f) If the Managing Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Managing Administrative Agent pursuant to paragraph (b) of this Section.

            SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of its outstanding Swingline Loans exceeding its Swingline Commitment

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

or (ii) the sum of the total Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance any outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

            (b) To request a Swingline Loan, the Borrower shall notify the applicable Swingline Lender of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the requested maturity date (which date shall be a Business Day and a day not later than the earlier of the Commitment Termination Date and the tenth Business Day after the date such Swingline Loan is to be made) and amount of the requested Swingline Loan. Such Swingline Lender will determine with the Borrower, as provided in Section 2.12(e), the interest rate to be applicable to such Swingline Loan and will then promptly advise the Managing Administrative Agent of any such Swingline Loan. The applicable Swingline Lender shall make each Swingline Loan available to the Borrower by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

            (c) Any Swingline Lender may, by written notice given to the Managing Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day on or after the maturity date of any of its Swingline Loans, require the Lenders to acquire participations on such Business Day in all or a portion of such Swingline Loan. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Managing Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Managing Administrative Agent, for the account of the applicable Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Managing Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Lenders. The Managing Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Managing Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Managing Administrative Agent; any such amounts received by the Managing Administrative Agent shall be promptly remitted by the Managing Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Managing Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

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

            SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account of the Managing Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Managing Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Managing Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request.

            (b) Unless the Managing Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Managing Administrative Agent such Lender's share of such Borrowing, the Managing Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Managing Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Managing Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Managing Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Managing Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the Federal Funds Rate plus the Applicable Rate. If such Lender pays such amount to the Managing Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing as of the date of such Borrowing.

            SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

            (b) To make an election pursuant to this Section, the Borrower shall notify the Managing Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Managing Administrative Agent of a written Interest Election Request in a form approved by the Managing Administrative Agent and signed by the Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be

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

      allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be a Federal Funds Rate Borrowing or a Eurodollar Borrowing, provided that in the event that the Borrower elects to extend the date on which the Revolving Loans shall be due and payable in accordance with Section 2.09(a), then each Revolving Loan Borrowing outstanding on or after the Commitment Termination Date shall be comprised of Alternate Base Rate Loans or Eurodollar Loans; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Managing Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Federal Funds Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Managing Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an Alternate Base Rate Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.

            (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $25,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments. The Borrower may at any time terminate, or from time to time reduce, the Swingline Commitments of one or more Swingline Lenders without any reduction or termination of the Commitments; provided that (i) each reduction of any Swingline Commitment shall be in an amount that is an integral multiple of $25,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Swingline Commitment of any Swingline Lender if, after giving effect to such termination or reduction, the sum of the outstanding Swingline Loans of such Swingline Lender would exceed its Swingline Commitment.

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

            (c) The Borrower shall notify the Managing Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Managing Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Managing Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

            (d) Upon the occurrence of a Change of Control with respect to CFC, the Managing Administrative Agent, at the request of the Required Lenders, may, by notice to the Borrower, terminate the Commitments, such termination to be effective as of the date set forth in such notice for the termination of the Commitments but in no event earlier than one Business Day following the date such notice was delivered to the Borrower.

            SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Managing Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Commitment Termination Date or on the Business Day specified in any notice delivered by the Managing Administrative Agent referred to in Section 2.08(d), (ii) to the Managing Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan and (iii) to each Swingline Lender the then unpaid principal amount of any Swingline Loan owing to such Swingline Lender on the maturity date applicable to such Swingline Loan. Upon receipt of any payment or prepayment by a Swingline Lender from the Borrower on account of the principal amount of a Swingline Loan, such Swingline Lender shall provide written notice to the Managing Administrative Agent of the date and amount of such payment or prepayment. Notwithstanding clause (i) above, the Borrower may, upon written notice to the Managing Administrative Agent and each of the Lenders given at least three Business Days prior to the Commitment Termination Date, extend the date upon which the principal amount of the Revolving Loans outstanding as of the Commitment Termination Date will be due and payable to the Term-Out Maturity Date. If the Borrower gives notice to the Managing Administrative Agent in accordance with the preceding sentence, the Borrower hereby agrees that the outstanding principal balance of each Revolving Loan outstanding on the Commitment Termination Date shall be payable on the Term-Out Maturity Date. From and after the Commitment Termination Date, any Revolving Loans for which the Borrower has elected the Term-Out Maturity Date shall consist entirely of Alternate Base Rate Loans and Eurodollar Loans, and any such Revolving Loans which consist of Federal Funds Rate Loans on the Commitment Termination Date shall automatically be converted into Alternate Base Rate Loans in the absence of a conversion on such date into Eurodollar Loans. It is understood that, whether or not the Term-Out Maturity Date is selected, (x) the Commitments shall automatically terminate on the Commitment Termination Date and (y) no maturity date for any Competitive Loan or Swingline Loan may be extended beyond the Commitment Termination Date.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Managing Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Managing Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Managing Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Managing Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

            (b) The Borrower shall notify the Managing Administrative Agent (and, in the case of prepayment of a Swingline Loan or Competitive Loan, the applicable Swingline Lender or the applicable Lender, respectively) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a Federal Funds Rate Revolving Borrowing, an Alternate Base Rate Revolving Borrowing, a Fixed Rate Borrowing or a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Managing Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section
2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12. From and after the Commitment Termination Date, amounts prepaid on account of Loans may not be reborrowed.

            SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Managing Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates (and, if the

Term-Out Maturity Date has been selected, during the period from and including the Commitment Termination Date to but excluding the Term-Out Maturity Date); provided that, if such Lender continues to have any outstanding Loans after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Loans from and including the date on which its Commitment terminates (including, without limitation, during any period after the Commitment Termination Date if the Term-Out Maturity Date is selected) to but excluding the date on which such Lender ceases to have any Loans outstanding. Facility fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (b) During the Availability Period (and, if the Term-Out Maturity Date has been selected, during the period from and including the Commitment Termination Date to but excluding the Term-Out Maturity Date), the Borrower agrees to pay to the Managing Administrative Agent for the account of each Lender a utilization fee at the Applicable Rate on the aggregate amount of the Revolving Loans under this Agreement outstanding on each day during the quarter for which such fee is to be paid; provided, that no such fee shall be required to be paid with respect to any day on which the sum of the aggregate amount of the Revolving Loans, Swingline Loans and Competitive Loans then outstanding under this Agreement and extensions of credit outstanding under the Five-Year Credit Agreement ("Total Usage") does not equal or exceed 33.3% of the sum of
(i) aggregate Commitments of the Lenders then in effect under this Agreement (it being understood that such amount shall be $0 on each day following the Commitment Termination Date) and (ii) the aggregate commitments of the lenders then in effect under the Five-Year Credit Agreement (together, the "Utilization Threshold"). Such utilization fee, to the extent payable, shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on June 30, 2004 and on the Commitment Termination Date, and, if applicable, the Term-Out Maturity Date (or, in any case, any earlier date on which all amounts outstanding hereunder shall become due and payable by acceleration or otherwise). All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) The Borrower agrees to pay to the Managing Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Managing Administrative Agent.

            (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Managing Administrative Agent for distribution, in the case of facility fees and utilization fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

            SECTION 2.12. Interest. (a) The Loans comprising each Federal Funds Rate Borrowing shall bear interest at the Federal Funds Rate plus the Applicable Rate.

            (b) The Loans comprising each Alternate Base Rate Borrowing shall bear interest at the Alternate Base Rate.

            (c) The Loans comprising each Eurodollar Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Competitive Loan, at the LIBO

Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

            (d) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

            (e) Each Swingline Loan shall bear interest in a manner to be agreed upon by the Borrower and the applicable Swingline Lender, provided that (i) in the event the Borrower requests a Swingline Loan and does not agree upon an interest rate with such Swingline Lender with respect thereto, such Swingline Loan shall bear interest at the Federal Funds Rate plus the Applicable Rate and
(ii) from and after the maturity date of such Swingline Loan, such Swingline Loan (or participated portion thereof) shall bear interest at the Alternate Base Rate.

            (f) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the Alternate Base Rate.

            (g) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Federal Funds Rate Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (h) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Managing Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Managing Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

            (b) the Managing Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Managing Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Managing Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and such Revolving Borrowing shall be a Federal Funds Rate Revolving Borrowing (or, after the Commitment Termination Date, an Alternate Base Rate Borrowing), (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as a Federal Funds Rate Revolving Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby.

            SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

            (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

            (b) If any Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

            (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

            (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

            SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan or Fixed Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Managing Administrative Agent or affected Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrower shall indemnify the Managing Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Managing Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this

Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Managing Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Managing Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Managing Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Managing Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

            (f) If the Managing Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Managing Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Managing Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Managing Administrative Agent or such Lender in the event the Managing Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Managing Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

            SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Managing Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Managing Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to Swingline Lenders as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Managing Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Each payment (including each prepayment) on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

            (b) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (c) Unless the Managing Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Managing Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Managing Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Managing Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Managing Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Managing Administrative Agent in accordance with banking industry rules on interbank compensation.

            (d) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(b) or 2.17(c), then the Managing Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Managing Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Managing Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Managing Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to
Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            SECTION 2.19. Extension of Commitment Termination Date. (a) The Borrower may, by written notice to the Managing Administrative Agent (such notice being an "Extension Notice") given no earlier than 60 days and no later than 45 days prior to the Commitment Termination Date, request the Lenders to consider an extension of the then applicable Commitment Termination Date to a date 364 days after the then applicable Commitment Termination Date. The Managing Administrative Agent shall promptly transmit any Extension Notice to each Lender. Each Lender shall notify the Managing Administrative Agent whether it wishes to extend the then applicable Commitment Termination Date no later than 20 days prior to such Commitment Termination Date, and any such notice given by a Lender to the Managing Administrative Agent, once given, shall be irrevocable as to such Lender. Any Lender which does not expressly notify the Managing Administrative Agent prior to such 20-day period that it wishes to so extend the then applicable Commitment Termination Date shall be deemed to have rejected the Borrower's request for extension of such Commitment Termination Date. Lenders consenting to extend the then applicable Commitment Termination Date are hereinafter referred to as "Extending Lenders", and Lenders declining to consent to extend such Commitment Termination Date (or Lenders deemed to have so declined) are hereinafter referred to as "Non-Extending Lenders". If the Required Lenders have elected (in their sole and absolute discretion) to so extend the Commitment Termination Date, the Managing Administrative Agent shall notify the Borrower of such election by such Required Lenders no later than 15 days prior to such Commitment Termination Date, and upon receipt of such notice the Borrower shall promptly inform the Managing Administrative Agent whether or not it wishes to extend the Commitment Termination Date with respect to the Commitments of the Extending Lenders. In the event that the Borrower elects to accept the Extending Lenders' offer to extend the Commitment Termination Date, the Commitment Termination Date of such Extending Lenders shall be so extended. No extension will be permitted hereunder if the Borrower has selected the Term-Out Maturity Date pursuant to Section 2.09(a). Upon the delivery of an Extension Notice and upon the extension of the Commitment Termination Date pursuant to this Section 2.19, the Borrower shall be deemed to have represented and warranted on and as of the date of such Extension Notice and the effective date of such extension, as the case may be, that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation to extend the Commitment Termination Date, and each Lender may at its option, unconditionally and without cause, decline to extend the Commitment Termination Date.

            (b) If the Commitment Termination Date shall have been extended in accordance with Section 2.19(a), all references herein to the "Commitment Termination Date" shall refer to the Commitment Termination Date as so extended and all references herein to the "Term-Out Maturity Date" shall refer to a date which is the first anniversary of the Commitment Termination Date as so extended.

            (c) If any Lender shall determine not to extend the Commitment Termination Date as requested by any Extension Notice given by the Borrower pursuant to Section 2.19(a), the Commitment of such Lender shall terminate on the Commitment Termination Date without giving any effect to such proposed extension, and the Borrower shall on such date pay to the Managing Administrative Agent, for the account of such Lender, the principal amount of, and accrued interest on, such Lender's Loans, together with any amounts payable to such Lender pursuant to Section 2.15 and any fees or other amounts owing to such Lender under this Agreement. The Aggregate Commitment shall be reduced by the amount of the Commitment of such Non-Extending Lender.

            (d) If the Commitment Termination Date shall have been extended in respect of Extending Lenders in accordance with Section 2.19(a), any notice of borrowing pursuant to Section 2.03 specifying a Borrowing Date occurring after the Commitment Termination Date applicable to a Non-Extending Lender or requesting an Interest Period extending beyond such date shall (a) have no effect in respect of such Non-Extending Lender and (b) not specify a requested aggregate principal amount exceeding the Aggregate Available Commitment (calculated on the basis of the Commitments of the Extending Lenders).

                                   ARTICLE III

                         Representations and Warranties

            Each of CFC and CHL represents and warrants to the Lenders that:

            SECTION 3.01. Organization; Powers. Each of CFC and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 3.02. Authorization; Enforceability. The Transactions are within CFC's and CHL's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of CFC and CHL and each of this Agreement and, when executed and delivered, each of the other Loan Documents constitutes a legal, valid and binding obligation of each of CFC and CHL, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of CFC or CHL or any of their respective subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon CFC or CHL or any of their respective subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by CFC or CHL or any of their respective subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of CFC or CHL or any of their respective subsidiaries.

            SECTION 3.04. Financial Condition; No Material Adverse Change. (a) CFC has heretofore furnished to the Lenders its consolidated and consolidating balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 2002 and December 31, 2003, in the case of such consolidated statements, reported on by Grant Thornton LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2004, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of CFC and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

            (b) CHL has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 2002 and December 31, 2003 and
(ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2004, in each case certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of CHL and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

            (c) Since December 31, 2003, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of CFC and its subsidiaries, taken as a whole, or CHL and its subsidiaries, taken as a whole.

            SECTION 3.05. Properties. (a) Each of CFC and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. None of such property is subject to any Lien except as permitted by Section 6.02.

            (b) Each of CFC and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by CFC and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of CFC, threatened against or affecting CFC or any of its Subsidiaries which (i) are reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) involve this Agreement, any of the other Loan Documents or the Transactions.

            (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither CFC nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

            (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

            SECTION 3.07. Compliance with Laws and Agreements. Each of CFC, CHL and their respective subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            SECTION 3.08. Investment and Holding Company Status. Neither CFC nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.09. Taxes. Each of CFC, CHL and their respective subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which CFC, CHL or any such subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $150,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $150,000,000 the fair market value of the assets of all such underfunded Plans.

            SECTION 3.11. Disclosure. Each of CFC and CHL has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of CFC or CHL to the Managing Administrative Agent or any Lender in connection with the negotiation of this

Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each of CFC and CHL represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            SECTION 3.12. Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Managing Administrative Agent, CFC will furnish to the Managing Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U of the Board.

            SECTION 3.13. Subsidiaries. Except as disclosed to the Managing Administrative Agent by CFC and CHL in writing from time to time after the Effective Date, (a) Schedule 3.13 sets forth the name and jurisdiction of incorporation of each Material Subsidiary and, as to each such Material Subsidiary, the percentage of each class of Equity Interests owned by the Borrower and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Equity Interests of the Borrower or any Material Subsidiary, except as created by the Loan Documents.

                                   ARTICLE IV

                                   Conditions

            SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

            (a) The Managing Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Managing Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) The Managing Administrative Agent shall have received a favorable written opinion (addressed to the Managing Administrative Agent and the Lenders and dated the Effective Date) of Susan E. Bow, Managing Director, General Counsel, Corporate and Securities, and Corporate Secretary of CFC and CHL, substantially in the form of Exhibit C, and covering such other matters relating to CFC, CHL, this Agreement, the other Loan Documents or the Transactions as the Required Lenders shall reasonably request.

            (c) The Managing Administrative Agent shall have received a closing certificate in the form of Exhibit A from each of CFC and CHL and such other documents and certificates as the Managing Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of CFC and CHL, the authorization of the Transactions and any other legal matters relating to CFC and CHL, this Agreement, the other

      Loan Documents or the Transactions, all in form and substance satisfactory to the Managing Administrative Agent and its counsel.

            (d) The Managing Administrative Agent shall have received evidence satisfactory to it that the Existing Credit Agreement and the commitments thereunder shall have been terminated and all amounts thereunder (including accrued interest and fees) shall have been paid in full.

            (e) The Managing Administrative Agent, the Administrative Agent and the Lenders shall have received all fees and other amounts due and payable to such parties on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Managing Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on May 31, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) The representations and warranties of the Borrower set forth in this Agreement (other than the representation and warranty set forth in Section 3.04(c)) shall be true and correct on and as of the date of such Borrowing.

            (b) At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of CFC and CHL covenants and agrees with the Lenders that:

            SECTION 5.01. Financial Statements; Ratings Change and Other Information. CFC will furnish to the Managing Administrative Agent and each
Lender:

            (a) within 90 days after the end of each fiscal year of CFC,

                        (i) the audited consolidated balance sheet and related
                  statements of operations, stockholders' equity and cash flows of CFC and its subsidiaries as of the end of and for such year, setting forth the figures as of the end of and for the previous fiscal year in comparative form, which consolidated financial statements shall be reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of CFC and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                        (ii) the consolidated balance sheet and related
                  statements of operations, stockholders' equity and cash flows of CHL and its subsidiaries as of the end of and for such year, which consolidated financial statements shall be certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of CHL and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied subject to the absence of footnotes; and

                        (iii) the unaudited consolidating balance sheet and
                  related statement of operations of CFC and its Subsidiaries as of the end of and for such year, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of CFC and its subsidiaries on a consolidating basis in accordance with GAAP consistently applied subject to the absence of footnotes;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of CFC,

                        (i) the consolidated balance sheet and related
                  statements of operations, stockholders' equity and cash flows of each of CFC and its Subsidiaries and CHL and its subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in the case of CFC and its Subsidiaries the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year in comparative form, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of CFC and its Subsidiaries or CHL and its subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and

                        (ii) the consolidating balance sheet and related
                  statement of operations of CFC and its Subsidiaries as of the end and for such fiscal quarter and the then elapsed portion of the fiscal year, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of CFC and its Subsidiaries, on a consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of CFC (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,
      (ii) setting forth
      the Consolidated Net Worth of each of CFC and CHL and the respective requirements of Section 6.01 therefor and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) promptly after the same become publicly available, copies of all periodic and current reports filed on Forms 10-K, 10-Q and 8-K (or successor forms), all proxy statements and all registration statements (other than those filed on Form S-8) filed by CFC or any Subsidiary with the SEC, or with any national securities exchange, or distributed by CFC to its shareholders generally, as the case may be;

            (e) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

            (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of CFC, CHL or any of their respective subsidiaries, or compliance with the terms of this Agreement or any of the other Loan Documents, as the Managing Administrative Agent or any Lender may reasonably request.

Any delivery required to be made pursuant to Section 5.01(a), (b) or (d) shall be deemed to have been made on the date on which CFC posts such delivery on the Internet at the website of CFC or when such delivery is posted on the SEC's website on the Internet at www.sec.gov; provided that with respect to any delivery required to be made pursuant to Section 5.01(a) or (b), CFC shall have given notice (including electronic notice) of any such posting to the Lenders, which notice shall include a link to the applicable website to which such posting was made; provided, further, that CFC shall deliver paper copies of any delivery referred to in Section 5.01(a) or (b) to any Lender that requests CFC to deliver such paper copies until notice to cease delivering such paper copies is given by such Lender.

            SECTION 5.02. Notices of Material Events. CFC will furnish to the Managing Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default or Event of Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting CFC, CHL or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its subsidiaries in an aggregate amount exceeding $100,000,000;

            (d) notice from any rating agency concerning a negative change in any credit rating previously accorded CFC or CHL by such rating agency or informing CFC or CHL that it has been placed on negative credit watch; and

            (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of CFC setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03. Existence; Conduct of Business. CFC will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

            SECTION 5.04. Payment of Obligations. CFC will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) CFC or such subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.05. Maintenance of Properties; Insurance. CFC will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

            SECTION 5.06. Hedging Program. CFC will maintain at all times a Hedging Program for CFC and its Subsidiaries consistent with their Hedging Program in effect at and as of the Effective Date with such changes thereto as CFC reasonably deems appropriate for the conduct of its ongoing business.

            SECTION 5.07. Books and Records; Inspection Rights. CFC will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. CFC will, and will cause each of its Subsidiaries to, permit any representatives designated by the Managing Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

            SECTION 5.08. Compliance with Laws and Contractual Obligations. CFC will, and will cause each of its Subsidiaries to, comply with all Contractual Obligations and all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.09. Environmental Laws. CFC will, and will cause each of its Subsidiaries to:

            (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

            SECTION 5.10. Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

            SECTION 5.11. Compliance with Regulatory Requirements. CFC will, and will cause each of its Subsidiaries which is a regulated bank to, comply with all minimum capital ratios and guidelines, including, without limitation, risk-based capital guidelines and capital leverage regulations (as may from time to time be prescribed, by regulation or enforceable order of the Board, the OCC or other federal or state regulatory authorities having jurisdiction over such Person), and within such ratios and guidelines be "well-capitalized". CFC will cause each of its Subsidiaries which is a registered broker-dealer to comply with all material rules and regulations of the SEC, the New York Stock Exchange and the National Association of Securities Dealers applicable to it (including such rules and regulations dealing with net capital requirements).

                                   ARTICLE VI

                        Financial and Negative Covenants

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of CFC and CHL, as applicable, covenants and agrees with the Lenders that:

            SECTION 6.01. Financial Condition Covenants(a) . (a) CHL will not have a Consolidated Net Worth at any time of less than $1,750,000,000 and (b) CFC will not have a Consolidated Net Worth at any time of less than $5,600,000,000.

            SECTION 6.02. Liens. CFC and CHL will not, and will not permit any of their respective subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Permitted Encumbrances;

            (b) Specified MSR Liens; and

            (c) Liens not otherwise permitted by this Section which are incurred by CFC, CHL and their subsidiaries in the ordinary course of their hedging, financing and securitization activities (including Liens incurred in connection with any type of hedging, financing or securitization transaction undertaken in the ordinary course which reflects or represents an evolution or extension of the practices conducted on the date hereof by entities similar to CFC, CHL and their subsidiaries);

provided that in no event shall any Lien permitted pursuant to paragraph (a) or
(c) above (other than Permitted Encumbrances described in clauses (a), (b) or (e) of the definition thereof) encumber mortgage servicing rights, intercompany advances or stock and other equity interests issued by subsidiaries of CFC and CHL.

            SECTION 6.03. Fundamental Changes. (a) CFC and CHL will not, and will not permit any of their respective subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into CFC or CHL in a transaction in which CFC or CHL, as applicable, is the surviving corporation, (ii) any subsidiary of CFC or CHL may merge into any other subsidiary of CFC or CHL in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to CFC, CHL or to a Subsidiary, (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets through transactions which are undertaken in the ordinary course of its business or determined by CFC in good faith to be in the best interests of CFC and its Subsidiaries, (v) any Subsidiary (other than CHL) may liquidate or dissolve if CFC determines in good faith that such liquidation or dissolution is in the best interests of CFC and its Subsidiaries and is not materially disadvantageous to the Lenders and (vi) CFC or any Subsidiary may merge with a Person that is not a wholly-owned Subsidiary immediately prior to such merger if (A) permitted by
Section 6.04 and (B) in the case of any merger involving CFC or CHL, CFC or CHL, as applicable, is the surviving corporation.

            (b) CFC will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by CFC and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

            SECTION 6.04. Acquisitions. CFC and CHL will not, and will not permit any of their respective subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) all or a majority of the Equity Interests or voting Equity Interests of any Person that was not a wholly-owned subsidiary prior thereto, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any such Person or all or substantially all of the assets of any such Person constituting a business unit, unless at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

            SECTION 6.05. Restricted Payments. CFC and CHL will not, and will not permit any of their respective subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment if at the date of the declaration thereof (either before or immediately after giving effect thereto and to the payment thereof) a Default or Event of Default shall have occurred and be continuing, except (a) CFC may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock and (b) Subsidiaries may declare and pay dividends to CFC or another wholly-owned Subsidiary of CFC.

            SECTION 6.06. Indebtedness. CFC and CHL will not permit any of their respective subsidiaries (other than, in the case of CFC, CHL) which owns mortgage servicing rights to create, issue, incur, assume, become liable in respect of or suffer to exist Indebtedness (other than Indebtedness owed to any other Subsidiary) which, together with Indebtedness (other than Indebtedness owed to any other

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

Subsidiary) of all other such subsidiaries owning mortgage servicing rights, exceeds $100,000,000 in aggregate principal amount.

                                   ARTICLE VII

                                Events of Default

            If any of the following events ("Events of Default") shall occur and be continuing:

            (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof (including as may result from a notice given pursuant to Section 2.08(d)) or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any of the other Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied until the later of (i) three Business Days of the date when due and (ii) one Business Day after the receipt of notice from the Managing Administrative Agent, the Administrative Agent or any Lender;

            (c) any representation or warranty made or deemed made by or on behalf of CFC, CHL or any of their respective subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished;

            (d) CFC or CHL shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence), 5.10 or 5.11 or in Article VI;

            (e) CFC or CHL shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Managing Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

            (f) CFC, CHL or any of their respective subsidiaries shall (i) default in making any payment of any principal of any Material Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in (x) making any payment of any interest on any Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created or (y) the observance or performance of any other agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition under this clause (ii) is (A) to cause such Material Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable and remain unpaid or (B) to permit, and to have continuously permitted during a period of at least 30 days, the holder or beneficiary of such

      Material Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity or (in the case of any such Material Indebtedness constituting a Guarantee Obligation) to become payable and remain unpaid; provided, that this clause (f) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness; provided, further, that for purposes of this paragraph (f), Material Indebtedness in respect of Hedge and Repo Transactions shall be deemed to consist of the Aggregate Deficit Amount;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of CFC, CHL or any of the Material Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for CFC, CHL or any of the Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) CFC, CHL or any of the Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (i) CFC, CHL or any of their respective subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (j) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 and not fully covered by insurance shall be rendered against CFC, CHL or any of their respective subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of CFC, CHL or any of their respective subsidiaries to enforce any such judgment;

            (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

            (l) the guarantee contained in Article VIII of this Agreement shall cease, for any reason, to be in full force and effect or CFC or CHL or any Affiliate of CFC or CHL shall so assert; or

            (m) CFC shall cease to own 100% of the outstanding Equity Interests of CHL;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Managing

Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                                    Guarantee

            SECTION 8.01. Guarantee. (a) Each of CHL and CFC (each, a "Guarantor") hereby unconditionally and irrevocably guarantees to the Managing Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the other when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the other hereunder (with respect to such Guarantor, the "Borrower Obligations").

            (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 8.02).

            (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article VIII or affecting the rights and remedies of the Managing Administrative Agent or any Lender hereunder.

            (d) The guarantee contained in this Article VIII shall remain in full force and effect until, subject to reinstatement pursuant to Section 8.05, all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Article VIII shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Borrower Obligations.

            (e) No payment made by the Borrower, a Guarantor, any other guarantor or any other Person or received or collected by the Managing Administrative Agent or any Lender from the Borrower, a Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the relevant Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower

Obligations up to the maximum liability of such Guarantor hereunder until, subject to reinstatement pursuant to Section 8.05, the Borrower Obligations are paid in full and the Commitments are terminated.

            SECTION 8.02. No Subrogation. Notwithstanding any payment made by a Guarantor hereunder or any set-off or application of funds of such Guarantor by the Managing Administrative Agent or any Lender, such Guarantor shall not be entitled to be subrogated to any of the rights of the Managing Administrative Agent or any Lender against the Borrower or any guarantee or right of offset held by the Managing Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Managing Administrative Agent and the Lenders on account of the Borrower Obligations are indefeasibly paid in full and the Commitments are terminated. If any amount shall be paid to such Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been indefeasibly paid in full, such amount shall be held by such Guarantor in trust for the Managing Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Managing Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Managing Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Managing Administrative Agent may determine.

            SECTION 8.03. Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against it and without notice to or further assent by it, any demand for payment of any of the Borrower Obligations made by the Managing Administrative Agent or any Lender may be rescinded by the Managing Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Managing Administrative Agent or any Lender, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Managing Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any guarantee or right of offset at any time held by the Managing Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.

            SECTION 8.04. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Managing Administrative Agent or any Lender upon the guarantee contained in this Article VIII or acceptance of the guarantee contained in this Article VIII; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article VIII; and all dealings between such Guarantor and the Borrower, on the one hand, and the Managing Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article VIII. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or such Guarantor with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article VIII shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Managing Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Managing Administrative Agent or any Lender, (c) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation, (d) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or any Lender's rights with respect thereto or (e) any other circumstance whatsoever (with or without notice to or knowledge of it) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this
Article VIII, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against a Guarantor, the Managing Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Person or against any other guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Managing Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of any other Person or any such guarantee or right of offset, shall not relieve such Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Managing Administrative Agent or any Lender against such Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            SECTION 8.05. Reinstatement. The guarantee contained in this Article VIII shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Managing Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

            SECTION 8.06. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Managing Administrative Agent without set-off or counterclaim in dollars at the office of the Managing Administrative Agent specified in Section 2.17.

            SECTION 8.07. Independent Obligations. The obligations of a Guarantor under the guarantee contained in this Article VIII are independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not the Borrower is joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

                                   ARTICLE IX

                                   The Agents

            SECTION 9.01. Appointment. Each Lender hereby irrevocably designates and appoints the Managing Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Managing Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan

Documents and to exercise such powers and perform such duties as are expressly delegated to the Managing Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Managing Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Managing Administrative Agent.

            SECTION 9.02. Delegation of Duties. The Managing Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Managing Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            SECTION 9.03. Exculpatory Provisions. Neither any Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of CFC, CHL or their subsidiaries or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any of CFC, CHL or their subsidiaries to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any of CFC, CHL or their subsidiaries.

            SECTION 9.04. Reliance by Managing Administrative Agent. The Managing Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to CFC or CHL), independent accountants and other experts selected by the Managing Administrative Agent. The Managing Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Managing Administrative Agent. The Managing Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action (other than any liability or expense which is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its gross negligence or willful misconduct). The Managing Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this

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

Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            SECTION 9.05. Notice of Default. The Managing Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Managing Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Managing Administrative Agent receives such a notice, the Managing Administrative Agent shall give notice thereof to the Lenders. The Managing Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Managing Administrative Agent shall have received such directions, the Managing Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            SECTION 9.06. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of CFC, CHL or their subsidiaries or any affiliate of CFC, CHL or their subsidiaries, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of CFC, CHL or their subsidiaries and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of CFC, CHL, their subsidiaries and the affiliates of CFC, CHL and their subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Managing Administrative Agent hereunder, the Managing Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of CFC, CHL, their subsidiaries or any affiliate of CFC, CHL or their subsidiaries that may come into the possession of the Managing Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            SECTION 9.07. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

            SECTION 9.08. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with CFC, CHL and their subsidiaries as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

            SECTION 9.09. Successor Managing Administrative Agent. The Managing Administrative Agent may resign as Managing Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Managing Administrative Agent shall resign as Managing Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a), 7(b), 7(g) or 7(h) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Managing Administrative Agent, and the term "Managing Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Managing Administrative Agent's rights, powers and duties as Managing Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Managing Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Managing Administrative Agent by the date that is 10 days following a retiring Managing Administrative Agent's notice of resignation, the retiring Managing Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Managing Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Managing Administrative Agent's resignation as Managing Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Managing Administrative Agent under this Agreement and the other Loan Documents.

            SECTION 9.10. Documentation Agents, Syndication Agent and Administrative Agent. None of the Documentation Agents, the Syndication Agent or the Administrative Agent shall have any duties or responsibilities hereunder in their capacities as such.

                                    ARTICLE X

                                  Miscellaneous

            SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (i) if to CFC or CHL, to it at 4500 Park Granada, Calabasas, California 91302, Attention of Chief Financial Officer (Telecopy No. (818) 225-4196), with a copy to the attention of its Chief Legal Officer (Telecopy No. (818) 225-4055) at the same address;

            (ii) if to the Managing Administrative Agent, to JPMorgan Chase Bank, 111 Fannin Street, Houston, Texas 77002, Attention: Rachel Edinburgh, Loan and Agency Services Group (Telecopy No. (713) 750-2666), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, New York, 10017, Attentions: Patricia J. Ciocco (Telecopy No. (212) 270-0670) and Elisabeth Schwabe (Telecopy No. (212) 270-1511); and

            (iii) if to any Swingline Lender or any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

            (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Managing Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Managing Administrative Agent and the applicable Lender. The Managing Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Managing Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Managing Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Managing Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

            (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified (other than amendments and modifications made for the sole purpose of giving effect to any increase in Commitments pursuant to Section 2.01(b) or made to Schedule 2.05 as contemplated by the definition of "Swingline Lender" in Section 1.01) except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Managing Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan (other than in accordance with Section 2.09) or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release any Guarantor from its obligations set forth in Article VIII without the written consent of each Lender or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Managing Administrative Agent or any Swingline Lender hereunder without the prior written consent of the Managing Administrative Agent or such Swingline Lender, as the case may be.

            SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Managing Administrative Agent, the Administrative Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Managing Administrative Agent and the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Managing Administrative Agent, the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Managing Administrative Agent, the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

            (b) The Borrower shall indemnify the Managing Administrative Agent, the Agents and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

            (c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the applicable Swingline Lender such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Swingline Lender in its capacity as such. To the extent that the Borrower fails to pay any amount required to be paid by it to the Managing Administrative Agent or the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay the Managing Administrative Agent or Administrative Agent in accordance with Section 9.07.

            (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

            SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Managing Administrative Agent, the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee; and

                  (B) the Managing Administrative Agent and each Swingline Lender, provided that no consent of the Managing Administrative Agent or any Swingline Lender shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

            (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Managing Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Managing Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Article VII has occurred and is continuing;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of Competitive Loans;

                  (C) the parties to each assignment shall execute and deliver to the Managing Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Managing Administrative Agent an Administrative Questionnaire.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Managing Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Managing Administrative Agent, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b)(ii)(C) of this Section and any written consent to such assignment required by paragraph (b)(i) of this Section, the Managing Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of the Borrower, the Managing Administrative Agent, the Administrative Agent or the Swingline Lenders, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall

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
remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Managing Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(b) as though it were a Lender.

            (i) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

            (d) Any Lender may at any time pledge, assign or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge, assignment or grant to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge, assignment or grant of a security interest; provided that no such pledge, assignment or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledge, assignee or grantee for such Lender as a party hereto.

            SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Managing Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 9.03 and
10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Managing Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall

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

have been executed by the Managing Administrative Agent and when the Managing Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Managing Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

            (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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

            SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 10.12. Confidentiality. Each of the Managing Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable laws or regulations (including the regulations of any self-regulatory organization) or by any subpoena or similar legal process,
(d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Managing Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower, in connection with the negotiation of or pursuant to this Agreement, relating to the Borrower or its business, other than any such information that is available to the Managing Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            SECTION 10.13. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         COUNTRYWIDE HOME LOANS, INC.

                                         By /s/ Jennifer S. Sandefur
                                            ------------------------------------
                                            Name: Jennifer S. Sandefur
                                            Title: Managing Director and
                                                   Treasurer

                                         COUNTRYWIDE FINANCIAL CORPORATION

                                         By /s/ Jennifer S. Sandefur
                                            ------------------------------------
                                            Name: Jennifer S. Sandefur
                                            Title: Managing Director and
                                                   Treasurer

                                         JPMORGAN CHASE BANK, as Managing
                                         Administrative Agent and as a Lender

                                         By /s/ Elisabeth H. Schwabe
                                            ------------------------------------
                                            Name: Elisabeth H. Schwabe
                                            Title: Managing Director

                                         BANK OF AMERICA, N.A.,
                                         as Administrative Agent and as a Lender

                                         By /s/ Elizabeth Kurilecz
                                            ------------------------------------
                                            Name: Elizabeth Kurilecz
                                            Title: Managing Director

                                         ABN AMRO BANK N.V., as a Documentation
                                         Agent and as a Lender

                                         By /s/ Neil R. Stein
                                            ------------------------------------
                                            Name: Neil R. Stein
                                            Title: Group Vice President

                                         DEUTSCHE BANK SECURITIES INC. as a
                                         Documentation Agent

                                         By /s/ Kevin McCann
                                            ------------------------------------
                                            Name: Kevin McCann
                                            Title: Managing Director

                                         By /s/ Robert W. Horner
                                            ------------------------------------
                                            Name: Robert W. Horner
                                            Title: Managing Director

                                         CITICORP USA, INC., as Syndication
                                         Agent and as a Lender

                                         By /s/ Yoko Otani
                                            ------------------------------------
                                            Name: Yoko Otani
                                            Title: Managing Director

                                         BANK ONE, NA, as a Lender

                                         By /s/ Mark Wasden
                                            ------------------------------------
                                            Name: Mark Wasden
                                            Title: Director

                                         BARCLAYS BANK PLC, as a Lender

                                         By /s/ Alison A. McGuigan
                                            ------------------------------------
                                            Name: Alison A. McGuigan
                                            Title: Associate Director

                                         BNP PARIBAS, as a Lender

                                         By /s/ Pierre Nicholas Rogers
                                            ------------------------------------
                                            Name: Pierre Nicholas Rogers
                                            Title: Managing Director

                                         By /s/ Katherine Wolfe
                                            ------------------------------------
                                            Name: Katherine Wolfe
                                            Title: Director

                                         COMMERZBANK AG, NEW YORK AND GRAND
                                         CAYMAN BRANCHES, as a Lender

                                         By /s/ Christian Jagenberg
                                            ------------------------------------
                                            Name: Christian Jagenberg
                                            Title: SVP & Manager

                                         By /s/ Yangling J. Si
                                            ------------------------------------
                                            Name: Yangling J. Si
                                            Title: AVP

                                         CALYON NEW YORK BRANCH, as a Lender

                                         By /s/ William Denton
                                            ------------------------------------
                                            Name: William Denton
                                            Title: Managing Director

                                         By /s/ Sebastian Rocco
                                            ------------------------------------
                                            Name: Sebastian Rocco
                                            Title: Managing Director

                                         DRESDNER BANK AG, NEW YORK AND GRAND
                                         CAYMAN BRANCHES, as a Lender

                                         By /s/ William E. Lambert
                                            ------------------------------------
                                            Name: William E. Lambert
                                            Title: Vice President

                                         By /s/ J. Michael Leffler
                                            ------------------------------------
                                            Name: Michael Leffler
                                            Title: Managing Director

                                         DEUTSCHE BANK AG NEW YORK BRANCH, as a
                                         Lender

                                         By /s/ Kevin McCann
                                            ------------------------------------
                                            Name: Kevin McCann
                                            Title: Managing Director

                                         By /s/ Gayma Z. Shivnarain
                                            ------------------------------------
                                            Name: Gayma Z. Shivnarain
                                            Title: Director

                                         HSBC BANK USA, as a Lender

                                         By /s/ Peter G. Nealon
                                            ------------------------------------
                                            Name: Peter G. Nealon
                                            Title: Managing Director

                                         KEYBANK NATIONAL ASSOCIATION, as a
                                         Lender

                                         By /s/ Mary K. Young
                                            ------------------------------------
                                            Name: Mary K. Young
                                            Title: Vice President

                                         LEHMAN BROTHERS BANK, FSB, as a Lender

                                         By /s/ Gary T. Taylor
                                            ------------------------------------
                                            Name: Gary T. Taylor
                                            Title: Vice President

                                         MORGAN STANLEY BANK, as a Lender

                                         By /s/ Daniel Twenge
                                            ------------------------------------
                                            Name: Daniel Twenge
                                            Title: Vice President

                                         NORDEUTSCHE LANDESBANK GIROZENTRALE NEW
                                         YORK AND/OR CAYMAN ISLANDS BRANCH, as a
                                         Lender

                                         By /s/ Kathleen Alvarez
                                            ------------------------------------
                                            Name: Kathleen Alvarez
                                            Title: Assistant Vice President

                                         By /s/ Josef Haas
                                            ------------------------------------
                                            Name: Josef Haas
                                            Title: Vice President

                                         ROYAL BANK OF CANADA, as a Lender

                                         By /s/ Scott Umbs
                                            ------------------------------------
                                            Name: Scott Umbs
                                            Title: Authorized Signatory

                                         SOCIETE GENERALE, NEW YORK BRANCH, as a
                                         Lender

                                         By /s/ Edith L. Hornick
                                            ------------------------------------
                                            Name: Edith L. Hornick
                                            Title: Director

                                         THE BANK OF NEW YORK, as a Lender

                                         By /s/ Paul Connolly
                                            ------------------------------------
                                            Name: Paul Connolly
                                            Title: Vice President

                                         THE ROYAL BANK OF SCOTLAND PLC,
                                         as a Lender

                                         By /s/ Diane Ferguson
                                            ------------------------------------
                                            Name: Diane Ferguson
                                            Title: Managing Director

                                         UNION BANK OF CALIFORNIA, N.A., as a
                                         Lender

                                         By /s/ Christine Davis
                                            ------------------------------------
                                            Name: Christian Davis
                                            Title: Vice President

                                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as a Lender

                                         By /s/ Kimberly Shaffer
                                            ------------------------------------
                                            Name: Kimberly Shaffer
                                            Title: Director

                                         WESTLB AG, NEW YORK BRANCH, as a Lender

                                         By /s/ Lillian Tung Lum
                                            ------------------------------------
                                            Name: Lillian Tung Lum
                                            Title: Executive Director

                                         By /s/ Salvatore Battinelli
                                            ------------------------------------
                                            Name: Salvatore Battinelli
                                            Title: Managing Director